Exhibit 99.1

GAAP diluted earnings per share of $0.31, up 63.2%; adjusted diluted earnings per share of $0.53, up 26.2%

WINDSOR, CT, February 11, 2014 (GLOBE NEWSWIRE) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2013.

Financial Highlights:

•	Revenue increased to $182.5 million in the fourth quarter 2013, up 6.3 percent, and to $712.7 million for the full year 2013, up 29.1 percent.

•	GAAP net income increased 67.1 percent to $26.9 million in the fourth quarter 2013 and diluted earnings per share for the fourth quarter 2013 increased 63.2 percent to $0.31.

•	Adjusted net income (defined below) increased 31.5 percent to $46.0 million for the fourth quarter 2013 and adjusted diluted EPS (defined below) increased 26.2 percent to $0.53 for the same period.

•	Adjusted consolidated EBITDA (defined below) increased 8.5 percent to $76.0 million in the fourth quarter 2013. For full year 2013, adjusted consolidated EBITDA increased 32.4 percent to $291.9 million.

•	Annual Run Rate Basis (ARRB) recurring revenue, (defined below), was $665.8 million based on maintenance and software-enabled services revenue of $166.5 million for the fourth quarter of 2013. This represents an increase of 5.9 percent from the $628.7 million run-rate for the same period in 2012.

“I am pleased to announce we set records with our GAAP and adjusted revenues, EBITDA, operating cash flow, and earnings per share in 2013,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “We added new clients, completed the integration of the PORTIA and GlobeOp acquisitions, added Los Angeles and Luxembourg as key locations and closed our acquisition of Prime Management Limited. We were able to repay $239 million in debt and ended the year with leverage of 2.4x, which is an improvement from leverage of 4.2x at the time of our acquisition of GlobeOp in June 2012.”

GAAP Results

SS&C reported GAAP revenue of $182.5 million for the fourth quarter of 2013, up 6.3 percent compared to $171.8 million in the fourth quarter of 2012. Revenue for the year ended December 31, 2013 was $712.7 million, up 29.1 percent over $551.8 million in 2012. GAAP operating income for the fourth quarter of 2013 was $47.8 million, up 11.8 percent from $42.8 million in 2012’s fourth quarter. GAAP operating income for the year ended December 31, 2013 was $183.0 million, up 48.5 percent from $123.2 million for 2012. On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2013 was $0.31 compared to fully diluted GAAP earnings per share of $0.19 for the fourth quarter of 2012, an increase of 63.2 percent. On a fully diluted basis, GAAP earnings per share for the year ended December 31, 2013, was $1.38, a 150.9 percent increase over 2012’s $0.55 per share.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the fourth quarter of 2013 was $182.5 million, up 6.1 percent compared to $172.0 million in the fourth quarter of 2012. Adjusted revenue for the year ended December 31, 2013 was $712.8 million, up 28.9 percent over $552.9 million for 2012. Adjusted operating income in the fourth quarter of 2013 was $72.2 million, or 39.6 percent of adjusted revenue. This represents a 9.2 percent increase compared to adjusted operating income of $66.1 million and 38.4 percent of adjusted revenue in the fourth quarter of 2012. Adjusted operating income for the year ended December 31, 2013 was $276.9 million, up 32.0 percent from adjusted operating income of $209.8 million in 2012.

Adjusted net income for the fourth quarter of 2013 was $46.0 million, up 31.5 percent compared to $35.0 million in 2012’s fourth quarter. Adjusted net income for the year ended December 31, 2013 was $169.0 million, up 43.9 percent compared to $117.4 million for 2012. Adjusted diluted earnings per share for the fourth quarter of 2013 was $0.53 per share, up 26.2 percent compared to $0.42 per share for the fourth quarter of 2012. Adjusted diluted earnings per share for the year ended December 31, 2013 was $1.97 per share, up 38.7 percent compared to $1.42 per share for 2012.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue on an annualized basis, was $665.8 million based on maintenance and software-enabled services revenue of $166.5 million for the fourth quarter of 2013. This represents an increase of 5.9 percent from the $628.7 million run-rate in the same period in 2012 and a sequential increase of 1.3 percent from the $657.2 million run rate for the third quarter of 2013. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the year with $84.5 million in cash, and $782.0 million in gross debt for a net debt balance of $697.5 million. SS&C generated net cash from operating activities of $208.3 million for the year ended December 31, 2013, compared to $134.4 million for 2012, an increase of 54.9 percent.

SS&C Investment Accounting Accelerator at USI

On January 24, 2014, SS&C in collaboration with the award winning accounting program at the University of Southern Indiana announced the creation of the SS&C Investment Accounting Accelerator. “SS&C’s ability to grow its Evansville, Indiana facility will be predicated on the availability of trained accountants in investments,” said Mr. Stone. “Valuation and defined, sophisticated reporting requirements will be taught at the undergraduate level and enhance our ability to fulfill our recruitment goals.” The USI announcement comes after SS&C announced it would expand its presence in Evansville, where the University of Southern Indiana is located, by leasing a second office facility.

Guidance

	Q1 2014	FY 2014
Adjusted Revenue ($M)	$183.0 – $187.0	$755.0 - $775.0
Adjusted Net Income ($M)	$45.5 - $47.0	$195.0 - $204.0
Cash from Operating Activities ($M)	N/A	$220.0 - $230.0
Capital Expenditures (% of revenue)	N/A	2.3% - 2.8%
Diluted Shares (M)	87.2 - 87.4	88.0 - 88.5
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Full Year 2013 earnings call will take place at 5:00 p.m. eastern time today, February 11, 2014. The call will discuss Q4 and Full Year 2013 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies Fourth Quarter and 2013 Earnings Conference Call,” conference ID # 35204678. A replay will be available after 8:00 p.m. eastern time on February 11, 2014, until midnight on February 17, 2014. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 35204678. The call will also be available for replay on SS&C’s website after February 11, 2014; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the first quarter and full year of 2014 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations Coordinator

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Software-enabled services	$140,656	$131,408	$552,565	$406,477
Software licenses	7,807	7,003	28,687	22,466
Maintenance	25,806	25,767	103,409	93,760
Professional services	8,253	7,577	28,041	29,139

Total revenues	182,522	171,755	712,702	551,842

Cost of revenues:
Software-enabled services	81,872	78,274	322,719	234,214
Software licenses	1,394	1,727	5,302	6,336
Maintenance	10,093	11,056	41,046	40,394
Professional services	5,044	5,170	19,733	18,973

Total cost of revenues	98,403	96,227	388,800	299,917

Gross profit	84,119	75,528	323,902	251,925

Operating expenses:
Selling and marketing	11,009	9,230	41,885	33,858
Research and development	13,304	13,301	53,862	45,779
General and administrative	11,990	10,270	45,187	34,797
Transaction costs	—	(47)	—	14,275

Total operating expenses	36,303	32,754	140,934	128,709

Operating income	47,816	42,774	182,968	123,216
Interest expense, net	(7,954)	(13,741)	(41,279)	(32,501)
Other income (expense), net	1,092	350	3,498	(15,875)
Loss on extinguishment of debt	—	—	—	(4,355)

Income before income taxes	40,954	29,383	145,187	70,485
Provision for income taxes	14,073	13,301	27,292	24,665

Net income	$26,881	$16,082	$117,895	$45,820

Basic earnings per share	$0.33	$0.20	$1.45	$0.59

Basic weighted average number of common shares outstanding	82,428	78,912	81,195	78,321

Diluted earnings per share	$0.31	$0.19	$1.38	$0.55

Diluted weighted average number of common and common equivalent shares outstanding	86,716	83,354	85,616	82,888

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$84,470	$86,160
Accounts receivable, net	91,221	91,690
Prepaid income taxes	19,932	9,651
Deferred income taxes	6,526	5,408
Prepaid expenses and other current assets	16,567	11,548
Restricted cash	2,460	2,460

Total current assets	221,176	206,917
Property and equipment, net	51,697	55,039
Deferred income taxes	1,077	1,459
Goodwill	1,541,386	1,559,607
Intangible and other assets, net	459,988	539,883

Total assets	$2,275,324	$2,362,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,212	$22,248
Accounts payable	8,368	10,528
Income taxes payable	2,169	1,314
Accrued employee compensation and benefits	44,664	39,812
Other accrued expenses	26,028	22,650
Deferred maintenance and other revenue	62,561	63,700

Total current liabilities	167,002	160,252
Long-term debt, net of current portion	751,295	989,890
Other long-term liabilities	14,913	17,102
Deferred income taxes	110,406	120,158

Total liabilities	1,043,616	1,287,402
Total stockholders’ equity	1,231,708	1,075,503

Total liabilities and stockholders’ equity	$2,275,324	$2,362,905

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31,	December 31,
	2013	2012
Cash flow from operating activities:
Net income	$117,895	$45,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,780	75,814
Stock-based compensation expense	8,386	5,590
Income tax benefit related to exercise of stock options	(24,194)	(3,531)
Amortization of loan origination costs and original issue discount	5,830	9,215
Loss on sale or disposition of property and equipment	317	13
Deferred income taxes	(11,069)	(6,350)
Provision for doubtful accounts	666	413
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	814	(14,051)
Prepaid expenses and other assets	(4,695)	7,579
Accounts payable	(4,032)	1,835
Accrued expenses	1,695	3,015
Income taxes prepaid and payable	18,060	5,039
Deferred maintenance and other revenue	(1,184)	4,021

Net cash provided by operating activities	208,269	134,422

Cash flow from investing activities:
Additions to property and equipment	(11,921)	(17,187)
Proceeds from sale of property and equipment	67	374
Cash paid for business acquisitions, net of cash acquired	(3,657)	(967,149)
Additions to capitalized software	(2,399)	(1,105)
Other	—	87

Net cash used in investing activities	(17,910)	(984,980)

Cash flow from financing activities:
Cash received from debt borrowings, net of loan origination costs	(1,917)	1,304,037
Repayment of debt	(239,000)	(425,600)
Proceeds from exercise of stock options	27,817	14,354
Payment of contingent consideration	—	(1,800)
Income tax benefit related to exercise of stock options	24,194	3,531
Purchase of common stock for treasury	(943)	—

Net cash (used in) provided by financing activities	(189,849)	894,522

Effect of exchange rate changes on cash	(2,200)	1,878

Net (decrease) increase in cash	(1,690)	45,842
Cash, beginning of period	86,160	40,318

Cash, end of period	$84,470	$86,160

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
Revenue	$182,522	$171,755	$712,702	$551,842
Purchase accounting adjustments to deferred revenue	—	285	136	1,101

Adjusted revenue	$182,522	$172,040	$712,838	$552,943

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
Operating income	$47,816	$42,774	$182,968	$123,216
Amortization of intangible assets	21,597	21,373	85,036	65,118
Stock-based compensation	2,376	1,792	8,386	5,590
Capital-based taxes	182	—	182	(785)
Unusual or non-recurring charges	286	(37)	377	15,754
Purchase accounting adjustments	(46)	233	(52)	894

Adjusted operating income	$72,211	$66,135	$276,897	$209,787

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2013, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
Net income	$26,881	$16,082	$117,895	$45,820
Interest expense, net	7,954	13,741	41,279	36,856
Taxes	14,073	13,301	27,292	24,665
Depreciation and amortization	25,339	25,194	99,780	75,814

EBITDA	74,247	68,318	286,246	183,155
Stock-based compensation	2,376	1,792	8,386	5,590
Capital-based taxes	182	—	182	(785)
Acquired EBITDA and cost savings	—	40	890	35,531
Unusual or non-recurring charges	(806)	(387)	(3,121)	31,629
Purchase accounting adjustments	(46)	233	(52)	894
Other	56	124	235	(17)

Consolidated EBITDA	76,009	70,120	292,766	255,997
Less: acquired EBITDA	—	(40)	(890)	(35,531)

Adjusted Consolidated EBITDA	$76,009	$70,080	$291,876	$220,466

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2013	2012	2013	2012
GAAP – Net income	$26,881	$16,082	$117,895	$45,820
Plus: Amortization of intangible assets	21,597	21,373	85,036	65,118
Plus: Amortization of deferred financing costs and original issue discount	1,422	1,401	5,830	3,360
Plus: Stock-based compensation	2,376	1,792	8,386	5,590
Plus: Capital-based taxes	182	—	182	(785)
Plus: Unusual and non-recurring items	(806)	(387)	(3,121)	31,629
Plus: Loss on extinguishment of debt	—	—	—	4,355
Plus: Purchase accounting adjustments	(46)	233	(52)	894
Income tax effect (1)	(5,631)	(5,527)	(45,142)	(38,561)

Adjusted net income	$45,975	$34,967	$169,014	$117,420

Adjusted diluted earnings per share	$0.53	$0.42	$1.97	$1.42
GAAP diluted earnings per share	$0.31	$0.19	$1.38	$0.55
Diluted weighted-average shares outstanding	86,716	83,354	85,616	82,888

(1)	An estimated normalized effective tax rate of 30% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.